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                                                                    Exhibit 99.1


EDITORIAL CONTACTS:                         INVESTOR RELATIONS CONTACT:

Kellie DiNaro                               Rosie Sundell
Gadzoox Networks                            Gadzoox Networks
408-361-6229                                408-360-6011
kdinaro@gadzoox.com                         rsundell@gadzoox.com


Elisabeth Monaghan
The Hoffman Agency
720-904-3790
emonaghan@hoffman.com



              GADZOOX NETWORKS UPDATES FINANCIAL OUTLOOK FOR FOURTH
                               FISCAL QUARTER 2001

      COMPANY IMPLEMENTS EXPENSE REDUCTION PLAN TO REFLECT CURRENT ECONOMIC
                                   ENVIRONMENT


SAN JOSE, CALIF.--(PR NEWSWIRE)-- March 29, 2001--Gadzoox Networks, Inc. (Nasdaq:ZOOX) announced today that based on current financial data, the Company expects revenue for the fourth quarter of fiscal 2001 to be between $6.0 and $6.5 million. In addition, the Company announced today that it is implementing an expense and headcount reduction plan to reflect the current economic conditions and the likelihood of a slower-growth environment.

"We are clearly being impacted by the softening economy, and experiencing lower demand than previously forecasted from our OEM customers on our existing products," commented Michael Parides, President and CEO. "Our next-generation products are on schedule, and the actions that we are taking today to reduce our operating expenses reflect our expectations of slower growth in the near term, and put us in a stronger financial position as we ramp this product."

The Company implemented an expense reduction plan during the quarter that will result in approximately 20% overall operating expense decrease to take effect in the following quarter, including approximately a 10% headcount reduction that takes effect immediately. "Given the current economic environment, we must adjust our operating structure to remain competitive and position for profitability. We are making excellent progress in implementing the strategy that I outlined over the past several months, and the changes that we have made today will not impact our ability to execute going forward," said Parides.

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The Company will review the results of the fourth quarter and fiscal year end during the scheduled conference call on April 30, 2001 at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time).


     ABOUT GADZOOX NETWORKS

Gadzoox Networks, Inc. (NASDAQ: ZOOX) provides networking solutions for enterprise storage with scalable, managed SAN solutions based on Gadzoox' Fibre Channel switches, storage pooling, hubs and management products. Serving as modular building blocks, Gadzoox' products are designed to address the growth in enterprise data through the evolving capabilities of SANs. Gadzoox is an ISO 9001 certified company. Gadzoox corporate headquarters is located at 5850 Hellyer Ave., San Jose, Calif., 95138. For more information, visit the Company's web site at www.gadzoox.com or call 888.423.3222.

The foregoing statements regarding anticipated results for the fourth fiscal quarter ending March 31, 2001 are preliminary and forward looking. Actual results could differ materially based on, among other things, the actual order and shipment rate during the remainder of the quarter and any accounting adjustments made during the quarter and year-end close. The statements in this news release relating to future events or predictions such as those relating to the expectations for slower growth in the near term, involve known and unknown risks and uncertainties which may cause Gadzoox Network's actual results in future periods to be materially different from any performance suggested in this release. Such factors include, but may not necessarily be limited to, fluctuations in customer demand, both in timing and in volume, the fact that the SAN market is new and evolving, the Company's dependence on a limited number of products, a significant portion of which are sold to a limited number of partners including OEM and distribution channel partners, the ability or willingness of our partners to sell our products, market acceptance of new products, and the timing of such acceptance, the Company's dependence on its contract manufacturer, competition in the Company's industry and the timing of new technology and product introductions. In the context of forward looking information provided in this news release, reference is made to the discussion of risk factors detailed in the Company's Form 10-Q for the quarter ended December 31, 2000, as well as subsequent filings.